FIRST  AMENDMENT  dated as of March 15, 1995
                           to the Amended and Restated Credit Agreement dated as of February 9, 1995 (the "Credit Agreement"), among American Standard Companies Inc. ("Holding"); American Standard Inc. ("ASI"); the Subsidiaries of ASI listed in Schedule I thereto (the "Subsidiary Borrowers" and, together with ASI, the "Borrowers"); the financial institutions party thereto (the "Lenders"); Chemical Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"); Citibank, N.A. and NationsBank N.A. (Carolinas), as Senior Managing
                           Agents (the "Senior Managing Agents"); Bank of America Illinois, The Bank of Nova Scotia, Bankers Trust Company, The Chase Manhattan Bank, N.A., Compagnie Financiere de Cic et de L'Union Europeenne, Credit Suisse, Deutsche Bank AG, The Industrial Bank of Japan, Limited, The Long Term Credit Bank of Japan, Limited and The Sumitomo Bank Ltd., as Managing Agents (the "Managing Agents"); and The Bank of New York, Canadian Imperial Bank of Commerce, The Fuji Bank, Limited and The Sanwa Bank Limited, as Co-Agents (the "Co-Agents" and, together with the Senior Managing Agents, the Managing Agents and the Administrative Agent, the "Agents").

                  ASI, Holding and the Subsidiary Borrowers have requested that the Credit Agreement be amended as provided in Article II, and the Lenders and the Agents have agreed to the amendments so provided for upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I.   DEFINED TERMS

                  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

ARTICLE II.  AMENDMENTS TO CREDIT AGREEMENT

                  The Credit Agreement is amended, effective as of the Effective Date (as defined in Article IV), as set forth below:

     SECTION 2.01. Amendments to Article I. Section 1.01 of the Credit Agreement is amended as follows:

                  (a) The definition of "Alternative Currency" is amended by the insertion of ", Dutch Guilders" immediately after "Italian Lire".

                  (b) The definition of "Applicable Margin" is amended by deleting the financial ratio conditions for ASI and its Consolidated Subsidiaries set forth under the caption "Financial Ratios" and the amounts set forth under "Margin Reduction" and the insertion in place thereof of the following:

Financial Ratios                                               Margin Reduction


Ratio of Consolidated Free Cash Flow to Consolidated Fixed
Charges >1.90:1 and Ratio of Consolidated Total Debt to
Consolidated EBITDA 3.5:1                                                0.25%
- -

Ratio of Consolidated Free Cash Flow to Consolidated Fixed
Charges >2.15:1 and Ratio of Consolidated Total Debt to
Consolidated EBITDA 3.0:1                                                0.50%
- -

Ratio of Consolidated Free Cash Flow to Consolidated Fixed
Charges >2.40:1 and Ratio of Consolidated Total Debt to
Consolidated EBITDA 2.75:1                                               0.75%
- -

Ratio of Consolidated Free Cash Flow to
Consolidated Fixed Charges >2.65:1 and Ratio of
Consolidated Total Debt to Consolidated EBITDA 2.25:1                    1.00%
- -

Ratio of Consolidated Free Cash Flow to Consolidated Fixed
Charges >3.15:1 and Ratio of Consolidated Total Debt to
Consolidated EBITDA 2.00:1                                              1.125%
- -

             (c) The following new definition is added to Section 1.01 of the Credit Agreement in its proper alphabetical position:

             "Consolidated Fixed Charges" of any person shall mean, for any period, the sum of the amounts for such period of (i) Consolidated Interest Expense and (ii) dividends on preferred or preference stock of such person that are made during such period, all as determined on a consolidated basis for such person and its Consolidated Subsidiaries in accordance with GAAP.

     SECTION 2.02. Amendment to Article II. Article II of the Credit Agreement is amended as follows:

                  (a) Section 2.05(b) of the Credit Agreement is amended by deleting the financial ratio conditions for ASI and its Consolidated Subsidiaries set forth under the caption "Financial Ratios" and the amounts set forth under the "Fee Reduction" and the insertion in its place thereof of the following:

Financial Ratios                                                  Fee Reduction

Ratio of Consolidated Free Cash Flow to Consolidated Fixed
Charges >1.90:1 and Ratio of Consolidated Total Debt to
Consolidated EBITDA 3.5:1                                               .0625%
- -

Ratio of Consolidated Free Cash Flow to Consolidated Fixed
Charges >2.15:1 and Ratio of Consolidated Total Debt to
Consolidated EBITDA 3.0:1                                               .1250%
- -

Ratio of Consolidated Free Cash Flow to Consolidated Fixed
Charges >2.40:1 and Ratio of Consolidated Total Debt to
Consolidated EBITDA 2.75:1                                              .1500%
- -

Ratio of Consolidated Free Cash Flow to Consolidated Fixed
Charges >2.65:1 and Ratio of Consolidated Total Debt to
Consolidated EBITDA 2.25:1                                              .1750%
- -

Ratio of Consolidated Free Cash Flow to Consolidated Fixed
Charges >3.15:1 and Ratio of Consolidated Total Debt to
Consolidated EBITDA 2.00:1                                              .1875%
- -



ARTICLE III.   REPRESENTATIONS AND WARRANTIES.

                  Each of Holding, ASI and the other Borrowers hereby represents and warrants (but, in the case of representations and warranties relating to Credit Parties and their Subsidiaries, only as to itself and its Subsidiaries, it being understood that Holding and ASI make all representations and warranties as to all parties) to each Lender and the Administrative Agent that this First Amendment (a) has been duly authorized, executed and delivered by Holding, ASI and each other Borrower or Credit Party and constitutes the legal, valid and binding obligation of each such person enforceable against it in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity, and (b) will not conflict in any respect material to the rights or interests of the Lenders with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute (with notice or lapse of time or both) a default under, or result in a required prepayment of, or (other than as contemplated by the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the properties or assets of any Credit Party or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which any Credit Party is a party or by which it may be subject.

ARTICLE IV.   EFFECTIVENESS

                  SECTION  4.01.  Amendment  A. The  amendments  provided for in
Section 2.01(a) (collectively, "Amendment A"), together with the provisions of Articles I, III and V, shall become effective when the following conditions precedent shall have been satisfied:

                  (a) the Administrative Agent shall have received, on behalf of the Lenders, an Officer's Certificate of ASI, dated the Effective Date, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01 of the Credit Agreement insofar as such Conditions precedent relate to ASI and its subsidiaries;

                  (b) all legal matters incidental to this First Amendment shall be satisfactory to the Administrative Agent and to Cravath, Swaine & Moore, counsel for the Administrative Agent; and

                  (c) the Amendment A signature lines at the foot hereof shall have been executed by Lenders sufficient to effect Amendment A under the terms of the Credit Agreement.

                  SECTION 4.02. Amendment B. The amendments provided for in Sections 2.01(b), 2.01(c) and 2.02 (collectively, "Amendment B"), together with the provisions of Articles I, III and V, shall become effective when the following conditions precedent shall have been satisfied:

                  (a) the Administrative Agent shall have received, on behalf of the Lenders, an Officer's Certificate of ASI, dated the Effective Date, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01 of the Credit Agreement insofar as such conditions precedent relate to ASI and its subsidiaries;
                  (b) all legal matters incidental to this First Amendment shall be satisfactory to the Administrative Agent and to Cravath, Swaine & Moore, counsel for the Administrative Agent; and

                  (c) the Amendment B signature lines at the foot hereof shall have been executed by Lenders sufficient to effect Amendment B under the terms of the Credit Agreement.

ARTICLE V.   MISCELLANEOUS

     SECTION 5.01. APPLICABLE LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 5.02. Expenses. ASI shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery and enforcement of this First Amendment, including, but not limited to, the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent. The agreement set forth in this Section 5.02 shall survive the termination of this First Amendment and the Credit Agreement.

     SECTION 5.04. Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.


                  IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

                                        AMENDMENT A                      AMENDMENT B


AMERICAN STANDARD COMPANIES INC.,
                                       by: /s/ Thomas S. Battaglia      by: /s/ Thomas S. Battaglia
                                            Name:       Thomas S.            Name:         Thomas S.
                                                Battaglia                         Battaglia
                                            Title:      Vice                 Title:        Vice President
                                                President and                     and Treasurer
                                   Treasurer
BORROWERS:

AMERICAN STANDARD INC.,                by: /s/ Thomas S. Battaglia      by: /s/ Thomas S. Battaglia
                                            Name:       Thomas S.            Name:         Thomas S.
                                                Battaglia                         Battaglia
                                            Title:      Vice                 Title:        Vice President
                                                President and                     and Treasurer
                                   Treasurer



                                     AMENDMENT A                          AMENDMENT B



AMERICAN STANDARD CREDIT INC.,
                                       by: /s/ Thomas S. Battaglia      by: /s/ Thomas S. Battaglia
                                            Name:       Thomas S.         Name:  Thomas S.
                                                Battaglia                         Battaglia
                                            Title: Vice President and     Title: Vice President
                                                                                   and Treasurer
                                                           Treasurer

WABCO STANDARD GMBH,                   by: /s/ Thomas S. Battaglia      by: /s/ Thomas S. Battaglia
                                            Name:       Thomas S.          Name:  Thomas S.
                                                Battaglia                         Battaglia
                                            Title:Attorney-in-Fact       Title:   Attorney-in-Fact


AMERICAN STANDARD (UK) LIMITED,        by: /s/ Thomas S. Battaglia      by: /s/ Thomas S. Battaglia
                                            Name:       Thomas S.          Name:  Thomas S.
                                                Battaglia                         Battaglia
                                            Title:                         itle: Attorney-in-Fact
                                              Attorney-in-Fact

STANDARD EUROPE, a European            by: /s/ Thomas S. Battaglia      by: /s/ Thomas S. Battaglia
Economic Interest Grouping,                 Name:  Thomas S.            Name:   Thomas S.
                                                 Battaglia                         Battaglia
                                            Title:Attorney-in-Fact        Title:  Attorney-in-Fact


WABCO STANDARD TRANE INC.,             by: /s/ Thomas S. Battaglia      by: /s/ Thomas S. Battaglia
                                            Name:       Thomas S.          Name:   Thomas S.
                                                Battaglia                         Battaglia
                                            Title:      Authorized        itle:  Authorized
                                                Signing Officer                   Signing  Officer

WABCO STANDARD TRANE B.V.,             by: /s/ Thomas S. Battaglia      by: /s/ Thomas S. Battaglia
                                            Name:       Thomas S.          Name:         Thomas S.
                                                Battaglia                         Battaglia
                                            Title:                      Title:   Attorney-in-Fact
                                                Attorney-in-Fact


ADMINISTRATIVE AGENT:

CHEMICAL BANK,                         by: /s/ Robert K. Gaynor         by: /s/ Robert K. Gaynor
                                            Name:       Robert K.         Name:  Robert K. Gaynor
                                                Gaynor                    Title:  Vice President
                                            Title: Vice President


SENIOR MANAGING AGENTS:

CITIBANK, N.A.,                        by: /s/ Prakash Chonkar          by: /s/ Prakash Chonkar
                                            Name: Prakash Chonkar        Name: Prakash Chonkar
                                                                        Title:  Vice President
                                            Title: Vice President

NATIONSBANK, N.A. (CAROLINAS),         by: /s/ Chris. C. Browder        by: /s/ Chris. C. Browder
                                            Name: Chris. C.               Name:  Chris. C.
                                                Browder                           Browder
                                            Title: Vice President         Title: Vice President


MANAGING AGENTS:

BANK OF AMERICA ILLINOIS,              by: /s/ Phillip F. Van Winkle    by: /s/ Phillip F. Van Winkle
                                           -------------------------        -------------------------
                                            Name:       Phillip F.        Name:  Phillip F. Van
                                                Van Winkle                        Winkle
                                            Title:      Vice President    Title:        Vice President

THE BANK OF NOVA SCOTIA,               by: /s/ Stephen Lockhart              by: /s/ Stephen Lockhart
                                           ------------------------         --------------------
                                            Name:       Stephen            Name: Stephen Lockhart
                                                Lockhart                  Title: Senior Manager
                                            Title:      Senior
                                                          Manager

 BANKERS TRUST COMPANY,                by: /s/ Mary Kay Coyle           by: /s/ Mary Kay Coyle
                                           ------------------------         ------------------
                                            Name:  Mary Kay Coyle       Name:    Mary Kay Coyle
                                            Title: Vice President       Title:   Vice President

THE CHASE MANHATTAN BANK, N.A.,        by: /s/ Carol A. Ulmer           by: /s/ Carol A. Ulmer
                                            Name: Carol A. Ulmer        Name:    Carol A. Ulmer
                                            Title:Vice President        Title:   Vice President


COMPAGNIE FINANCIERE DE CIC ET         by: /s/ Sean Mounier             by: /s/ Sean Mounier
DE L'UNION EUROPEENNE,                   Name: Sean Mournier             Name: Sean Mounier
                                         Title: First Vice President     Title: First Vice President

                                       by: /s/ Marcus Edward            by: /s/ Marcus Edward
                                         Name: Marcus Edward             Name: Marcus Edward
                                         Title: Vice President           Title: Vice President

CREDIT SUISSE,                         by: /s/ Andrea Shkane            by: /s/ Andrea Shkane
                                         Name: Andrea Shkane              Name: Andrea Shkane
                                         Title: Associate                Title: Associate

                                       by: /s/ Christopher J. Eldin     by: /s/ Christopher J. Eldin
                                         Name: Christopher J. Eldin      Name: Christopher J. Eldin
                                         Title: Member of Senior         Title: Member of Senior
                                                  Management                       Management

DEUTSCHE BANK AG, NEW YORK             by: /s/ Colin T. Taylor          by: /s/ Colin T. Taylor
AND/OR CAYMAN ISLANDS BRANCH,            Name: Colin T. Taylor           Name: Colin T. Taylor
                                         Title: Director                 Title: Director

                                       by: /s/ Iain Stewart             by: /s/ Iain Stewart
                                         Name: Iain Stewart               Name: Iain Stewart
                                         Title: Associate                 Title: Associate

THE INDUSTRIAL BANK OF JAPAN           by: /s/ Junri Oda                by: /s/ Junri Oda
TRUST COMPANY,                           Name: Junri Oda                  Name: Junri Oda
                                         Title: Senior Vice President     Title: Senior Vice President
                                                  and Manager                      and Manager

THE LONG TERM CREDIT BANK OF           by: /s/ Rene O. LeBlanc          by: /s/ Rene O. LeBlanc
JAPAN, LIMITED,                          Name: Rene O. LeBlanc            Name: Rene O. LeBlanc
                                         Title: Deputy  General           Title: Deputy  General Manager
                                    Manager

THE SUMITOMO BANK, LTD.,               by: /s/ Yoshinoro Kawamura       by: /s/ Yoshinoro Kawamura
                                         Name: Yoshinoro Kawamura         Name: Yoshinoro Kawamura
                                         Title: Joint  General Manager    Title: Joint  General
                                                                                   Manager


CO-AGENTS:

THE BANK OF NEW YORK,                  by: /s/ Peter A. Abdill          by: /s/ Peter A. Abdill
                                           -------------------------        -------------------
                                         Name: Peter A. Abdill            Name: Peter A. Abdill
                                         Title: Asst. Vice President      Title: Asst. Vice President

CANADIAN IMPERIAL BANK OF              by: /s/ E.L. Gordon              by:  /s/ E.L. Gordon
COMMERCE,                                Name: E.L. Gordon                Name: E.L. Gordon
                                         Title: Vice President            Title: Vice President

THE FUJI BANK, LIMITED,                by: /s/ Katsunori Nozawa         by: /s/ Katsunori Nozawa
                                         Name: Katsunori Nozawa           Name: Katsunori Nozawa
                                         Title: Vice President and        Title: Vice President and
                                                  Manager                          Manager

THE SANWA BANK LIMITED,                by: /s/ Paul Judicke             by: /s/ Paul Judicke
                                         Name: Paul Judicke               Name: Paul Judicke
                                         Title: Asst. Vice President      Title: Asst. Vice President

LENDERS:


BANCA COMMERCIALE ITALIANA, NEW        by: /s/ Charles                  by: /s/ Charles Dougherty
YORK BRANCH,                           Dougherty                          Name: Charles Dougherty
                                         Name: Charles Dougherty          Title: Vice President
                                       Title: Vice President

                                       by: /s/ Sara                     by: /s/ Sara Kim
                                       Kim                                Name: Sara Kim
                                         Name: Sara Kim                   Title: Asst. Vice President
                                        Title: Asst. Vice President

BANK OF IRELAND,                       by: /s/ Randolph M.              by: /s/ Randolph M. Ross
                                       Ross                               Name: Randolph M. Ross
                                         Name: Randolph M. Ross           Title: Vice President
                                       Title: Vice President

BANK OF SCOTLAND,                      by: /s/ Catherine M.             by: /s/ Catherine M. Oniffrey
                                       Oniffrey                           Name: Catherine M. Oniffrey
                                         Name: Catherine M. Oniffrey      Title: Vice President
                                        Title: Vice President

BANQUE PARIBAS,                        by: /s/ David C.                 by: /s/ David C. Buseck
                                       Buseck                             Name: David C. Buseck
                                         Name: David C. Buseck            Title: Vice President
                                          Title: Vice President

                                       by: /s/ Jeffrey                  by: /s/ Jeffrey Youle
                                       Youle                              Name: Jeffrey Youle
                                         Name: Jeffrey Youle              Title: Senior Vice President
                                       Title: Senior Vice President

CREDIT LYONNAIS, NEW YORK BRANCH,      by: /s/ F.                       by: /s/ F. Haddad
                                       Haddad                             Name: F. Haddad
                                         Name: F. Haddad                  Title: Senior Vice President
                                       Title: Senior Vice President

CREDITO ITALIANO,                      by: /s/ Harmon P.                by: /s/ Harmon P. Butler
                                       Butler                             Name: Harmon P. Butler
                                         Name: Harmon P. Butler           Title: First Vice President
                                       Title: First Vice President

                                       by: /s/ Saiyed A.                by: /s/ Saiyed A. Abbas
                                       Abbas                              Name: Saiyed A. Abbas
                                         Name: Saiyed A. Abbas            Title: Asst. Vice President
                                       Title: Asst. Vice President
DRESDNER BANK AG, NEW YORK AND         by: /s/ Andrew K.                by: /s/ Andrew K. Mittag
CAYMAN BRANCHES,                       Mittag                             Name: Andrew K. Mittag
                                         Name: Andrew K. Mittag           Title: Vice President
                                       Title: Vice President
                                       by: /s/ Richard W.               by: /s/ Richard W. Conroy
                                       Conroy                             Name: Richard W. Conroy
                                         Name: Richard W. Conroy          Title: Vice President
                                       Title: Vice President

FLEET BANK OF MASSACHUSETTS,           by: /s/ Kimberly S.              by: /s/ Kimberly S. Kersten
N.A.,                                  Kersten                            Name: Kimberly S. Kersten
                                         Name: Kimberly S. Kersten        Title: Asst. Vice President
                                       Title: Asst. Vice President

THE HOKKAIDO TAKUSHOKU BANK,           by:                              by: /s/ Hirohioto Ishizuka
LTD.,                                                                     Name: Hirohioto Ishizuka
                                         Name:                            Title: Vice President
                                         Title:



THE MITSUBISHI BANK, LTD.,             by: /s/ Paula                    by: /s/ Paula Mueller
                                       Mueller                             Name: Paula Mueller
                                         Name: Paula Mueller              Title: Vice President
                                       Title: Vice President

THE MITSUBISHI TRUST AND BANKING       by: /s/ Pat Loret de             by: /s/ Pat Loret de Mola
                                           -----------------                ---------------------
CORPORATION,                           Mola                               Name: Pat Loret de Mola
                                         Name: Pat Loret de Mola          Title: Senior Vice President
                                       Title: Senior Vice President

NATIONAL CITY BANK,                    by: /s/ Lisa B.                  by: /s/ Lisa B. Lisi
                                       Lisi                               Name: Lisa B. Lisi
                                         Name: Lisa B. Lisi               Title: Account Rep.
                                         Title: Account Rep.

NBD BANK,                              by: /s/ Timothy J. King          by: /s/ Timothy J. King
                                         Name: Timothy L. King            Name: Timothy L. King
                                         Title: Second V.P.               Title: Second V.P.

THE SAKURA BANK, LIMITED,              by: /s/ Masahiro Nakajo          by: /s/ Masahiro Nakajo
                                         Name: Masahiro Nakajo            Name: Masahiro Nakajo
                                         Title: Senior Vice President     Title: Senior Vice President
                                                  and Manager                      and Manager

SOCIETE GENERALE,                      by: /s/ James H. Nangle          by: /s/ James H. Nangle
                                         Name: James H. Nangle            Name: James H. Nangle
                                         Title: First Vice President      Title: First Vice President

THE SUMITOMO TRUST AND BANKING         by:                              by: /s/ Suraj P. Bhatia
CO., LTD., NEW YORK BRANCH,                                               Name: Suraj P. Bhatia
                                         Name:                            Title: Senior Vice President
                                         Title:

THE TORONTO-DOMINION BANK,             by: /s/ Robert G. Harris         by: /s/ Robert G. Harris
                                         Name: Robert G. Harris           Name: Robert G. Harris
                                         Title: Director                  Title: Director

UNION BANK OF FINLAND, LTD.,           by: /s/ Pentti Masukoski         by: /s/ Pentti Masukoski
                                           --------------------------     --------------------
                                         Name: Pentti Masukoski           Name: Pentti Masukoski
                                         Title: Senior Vice President     Title: Senior Vice President

                                       by: /s/ Eric I. Mann             by: /s/ Eric I. Mann
                                         Name: Eric I. Mann               Name: Eric I. Mann
                                         Title: Vice President            Title: Vice President

UNITED STATES NATIONAL BANK OF                                          by: /s/ Chris J. Karlin
OREGON,                                by:                                Name: Chris J. Karlin
                                         Name:                            Title: Vice President
                                         Title: